SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )
Check the appropriate box:
(  )    Preliminary Proxy Statement
(  )    Confidential, for Use of the Commission Only (as permitted by Rule 14a-
        6(e)(2))
(X)     Definitive Proxy Statement
(  )    Definitive Additional Materials
(  )    Soliciting Material Pursuant to section 240.14a-11(c) or section
        240.14a-12

                           ALPNET, INC.
         (Name of Registrant as Specified in its Charter)

                           ALPNET, INC.
             Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

(X)     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )    $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
(  )    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

   1)   Title of each class of securities to which transaction applies:

   2)   Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4)   Proposed maximum aggregate value of transaction:

   5)   Total fee paid:

(  )    Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)   Amount Previously Paid:

   2)   Form, Schedule or Registration Statement No.:

   3)   Filing Party:

   4)   Date Filed:

                           ALPNET, INC.

                  4444 SOUTH 700 EAST, SUITE 204
                 SALT LAKE CITY, UTAH  84107-3075

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON JUNE 8, 1995

To the Shareholders of ALPNET, Inc.:

   Notice is hereby given that the Annual Meeting of the Shareholders of ALPNET, Inc. (the "Company"), will be held on Thursday, June 8, 1995, at 1:00 p.m., Mountain Daylight Time, in the offices of ALPNET, Inc., 4444 South 700 East, Suite #204, Salt Lake City, Utah, for the following purposes:

1. To elect directors for the terms specified in the enclosed Proxy
   Statement;

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year 1995; and

3. To transact any other business which may properly come before the meeting.

   Only the shareholders of record at the close of business on March 17, 1995 are entitled to receive notice and to vote at the meeting and any adjournments thereof. A list of shareholders as of such date will be available for examination by any shareholder for any appropriate purpose relating to the meeting, at the offices of the Company, for ten days prior to June 8, 1995.

   The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

                                 By Order of the Board of Directors


                                                    D. Kerry Stubbs
                                                          Secretary


Salt Lake City, Utah
March 27, 1995

   IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. Shareholders who are unable to attend in person SHOULD IMMEDIATELY MARK, SIGN, DATE AND RETURN the accompanying form of proxy in the enclosed self-addressed envelope. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person. The proxy may be revoked at any time prior to its exercise in the manner described in the Proxy Statement.

                           ALPNET, INC.

                 4444 SOUTH 700 EAST, SUITE 204
                SALT LAKE CITY, UTAH  84107-3075

                         MARCH 27, 1995

                         PROXY STATEMENT

   This proxy statement is furnished in connection with the solicitation by the Board of Directors of ALPNET, Inc. (the "COMPANY"), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held in the offices of ALPNET, Inc., 4444 South 700 East, Suite #204, Salt Lake City, Utah, on Thursday, June 8, 1995, at 1:00 p.m., Mountain Daylight Time, and at any and all adjournments thereof. This proxy statement and the accompanying form of proxy will be first sent or given to shareholders on or about April 10, 1995.

   Your vote is important. Accordingly, you are urged to sign and return the enclosed proxy whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

   ANY SHAREHOLDER WHO EXECUTES A PROXY MAY REVOKE IT ANY TIME BEFORE IT IS VOTED BY NOTIFYING THE SECRETARY OF THE COMPANY, IN WRITING, OF THE REVOCATION, OR BY DULY EXECUTING ANOTHER PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND EXPRESSING A DESIRE TO VOTE HIS OR HER SHARES IN PERSON.

   The cost of this solicitation will be borne by the Company.  The
Company will use its own employees to assist in the solicitation of proxies. Although there is no formal agreement to do so, the Company may also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.


                         VOTING SECURITIES

   The Company's authorized capital stock consists of 40 million shares of no par value Common Stock and 2 million shares of Preferred Stock. As of March 17, 1995 (the "RECORD DATE"), shares which are entitled to vote at the meeting include: (i) 15,562,223 shares of Common Stock; (ii) 459,411 shares of series B Preferred Stock which has voting rights as if the preferred shares had been converted to common shares at the ratio of three common shares for each preferred share, for a total equivalent number of 1,378,233 common shares; and (iii) 584,257 shares of series C Preferred Stock which has voting rights as if the preferred shares had been converted to common shares at the ratio of nine common shares for each preferred share, for a total equivalent number of 5,258,313 common shares. Only those shareholders of record at the close of business on the Record Date will be entitled to vote. Each shareholder of Common Stock will be entitled to one vote for each common share owned by him or her. Each shareholder of series B Preferred Stock will be entitled to three votes for each series B preferred share owned by him or her and each shareholder of series C Preferred Stock will be entitled to nine votes for each series C preferred share owned by him or her. The affirmative vote of a majority of shares represented at the meeting will be the act of the shareholders. Unless contrary instructions are given, all shares represented by the persons named in the enclosed form of proxy will be voted "FOR" each of the proposals and otherwise in the discretion of any of the persons acting as proxies.


                      PRINCIPAL SHAREHOLDERS

   The following table sets forth, as of March 17, 1995, the beneficial ownership of the Company's Common Stock and Common Stock equivalents by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, and (ii) all directors and executive officers as a group. Detailed information regarding voting securities beneficially owned by directors and director nominees are disclosed under Election of Directors, below. The information shown below was furnished to the Company by the respective persons listed.

                                             Shares of
                                           Common Stock
                                         and Equivalents             Percent of
                                           Beneficially-            Common Stock
Name and Address                            Owned As of           and Equivalents
of Beneficial Owner                    March 17, 1995 (1)(2)     Outstanding (1)(2)


H. F. Boeckmann, II                         6,790,939(3)                32.45%
  15505 Roscoe Boulevard
  Sepulveda, CA  91343

NFT Ventures, Inc.                          3,112,364(4)                18.49%
  10050 North Wolfe Road
  Suite SW2-240
  Cupertino, CA  95014

Ogilvy & Mather (Canada) Ltd.               1,068,076                    6.86%
  33 Yonge Street
  Toronto, Ontario
  Canada  M5E 1X6

Richard L. Warner                           1,064,097(5)                 6.84%
  770 South West Temple, Suite #201
  Salt Lake City, UT  84101

All executive officers and                    846,626(6)                 5.37%
  directors as a group
  (6 persons)

(1) The persons named in the table above have sole voting power with respect to all shares of Common Stock and Common Stock equivalents beneficially owned by them, subject to joint tenancy and community property laws, where applicable, and the information contained in the notes to this table.

   The percentages indicated in the table have been computed assuming that each shareholder has exercised all of his available options to acquire Common Stock and has converted all of his Preferred Stock to Common Stock and that no other shareholder has made the same exercise or conversion, thus indicating the maximum percentage share of ownership possible.

   The Preferred Stock has voting rights as if the Preferred Stock has been converted to Common Stock, at the ratio of three common shares for each preferred share of series B Preferred Stock and at the ratio of nine common shares for each preferred share of series C Preferred Stock. Holders of the Preferred Stock have these voting rights even if the Preferred Stock is never converted to Common Stock.

(2)          These amounts do not include shares reserved for issuance pursuant to exercise of stock options granted under the Company's 1983 Non-
             Statutory Stock Option Plan which options are not exercisable within 60 days of March 17, 1995.

(3)          Includes: (i) 90,800 shares of Common Stock owned by Mr. Boeckmann's immediate family, as to which he disclaims beneficial ownership; (ii)
             617,646 shares of Common Stock issuable upon the exercise of the right to convert series B Preferred Stock which right is exercisable within
             60 days of March 17, 1995; and (iii) 4,749,219 shares of Common Stock issuable upon the exercise of the right to convert series C Preferred
             Stock which right is exercisable within 60 days of March 17, 1995.

(4) Includes: (i) 760,587 shares of Common Stock issuable upon the exercise of the right to convert series B Preferred Stock which right is exercisable within 60 days of March 17, 1995; and (ii) 509,094 shares of Common Stock issuable upon the exercise of the right to convert series C Preferred Stock which right is exercisable within 60 days of March 17, 1995.

(5)          Includes: (i) 587,485 shares owned by a corporation of which Mr. Warner is a principal shareholder, officer and director, as to which he disclaims beneficial ownership; and (ii) 5,110 shares of Common Stock owned by Mr. Warner's immediate family, as to which Mr. Warner disclaims beneficial ownership.  All of the Common Stock reported as beneficially owned by Mr. Warner has been assigned to NFT Ventures,
             Inc. and related entities as collateral security for certain business obligations unrelated to the Company.

(6)          Includes: (i) 632,137 shares of Common Stock issued and outstanding;
             and (ii) 214,489 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 17, 1995.

                       ELECTION OF DIRECTORS

   At the meeting, four directors are to be elected to hold office for one year or until their successors shall be elected and qualified or until they resign. Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election of the persons identified as nominees for director in the table below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve. The election of each director requires the affirmative vote of not less than a majority of the issued and outstanding Common Stock and Preferred Stock represented and entitled to vote at the meeting. Each share of Common Stock will be entitled to one vote for each director; each share of series B Preferred Stock will be entitled to three votes for each director; and each share of series C Preferred Stock will be entitled to nine votes for each director.

   No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director or executive officer was nominated or is to be elected as a director or officer.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTORS OF THE COMPANY.


                    INFORMATION ABOUT DIRECTORS

   The following table sets forth the name and age of each nominee, the position and office with the Company held by each nominee, the year each first became a director, and the beneficial ownership of stock in the Company of each. The information below the table sets forth the principal occupation, employment and business experience of each nominee during the past five years.


                                                       Shares of
                                                      Common Stock
                                                    and Equivalents          Percent of
                                      First        Beneficially Owned       Common Stock
Name, Address                         Became              As of           and Equivalents
and Position                   Age  a Director    March 17, 1995(1)(2)   Outstanding(1)(2)


Nominees for Director
James R. Morgan                48      1990               1,000              *
54 West 700 South
Suite #200
Salt Lake City, UT  84101
Director and Chairman

Michael F. Eichner             49      1988             349,786              2.25%
69A Parkhall Road
West Dulwich
London  SE21 8EX
Director

Thomas F. Seal                 41      1989             117,000(3)           *
4444 South 700 East
Suite #204
Salt Lake City, UT 84107
President and Chief
  Executive Officer,
  Director

John W. Wittwer                49      1993             116,000(4)           *
4444 South 700 East
Suite #204
Salt Lake City, UT  84107
Executive Vice President,
   Director

*  Less than 1%

(1) The persons named in the table have sole voting power with respect to all shares of Common Stock and Common Stock equivalents beneficially owned by them, subject to joint tenancy and community property laws, where applicable, and the information contained in the notes to this table.

   The percentages indicated in the table have been computed assuming that each director or nominee has exercised all of his available options to acquire Common Stock and that no other shareholder has made the same exercise, thus indicating the maximum percentage share of ownership possible.

(2)          These amounts do not include shares reserved for issuance pursuant to exercise of stock options granted under the Company's 1983 Non-
             Statutory Stock Option Plan which options are not exercisable within 60 days of March 17, 1995.

(3) Includes 95,489 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 17, 1995.

(4) Includes 114,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 17, 1995.

JAMES R. MORGAN. Mr. Morgan has served as a director of the Company since May 1990 and is currently the Chairman of the Board of Directors. Mr. Morgan is an attorney currently serving as Vice President and Director of NFT Ventures, Inc., a private investment company, which is a principal shareholder of the Company. In addition, Mr. Morgan serves as a director of several computer-related hardware and software start-up companies. Prior to his affiliation with NFT Ventures, Inc. and its related companies, Mr. Morgan was a founder and director of a real estate syndication firm from 1983 to 1987. From December of 1979 through June 1983 he was employed by CFS Financial Corporation serving in the General Counsel's office. From 1974 through 1979, he maintained a private law practice. Mr. Morgan holds a B.S. degree from Brigham Young University and a J.D. degree from the University of Utah.

MICHAEL F. EICHNER. Mr. Eichner is chairman of EUROSIS Group P.L.C. of London, England, a company involved in providing language interpretation services. He served from 1985 to March 1988 as the Executive Chairman of Interlingua Group Ltd. of London, England, then the largest translation company in Europe. He joined Interlingua in 1978 and served as its Managing Director until 1985, when he assumed the position of Executive Chairman. In 1988, the Company acquired Interlingua Group Ltd. Mr. Eichner has served as a director of the Company since May 1988.

THOMAS F. SEAL. Mr. Seal joined the Company in January 1987 as its Vice President of Research and Development. In June 1988, Mr. Seal assumed responsibility for the Company's Canadian operations, and he resided in Canada from October 1988 to March 1989 where he directed the restructuring of Canadian operations. In April 1989, Mr. Seal returned to the U.S., and was named President and Chief Executive Officer on May 16, 1989. Mr. Seal was elected to the Board of Directors in June 1989. Mr. Seal received his B.S. degree in Computer Science from Brigham Young University in 1975, and since that time has held a variety of technical and management positions in companies related to the computer industry.

JOHN W. WITTWER. Mr. Wittwer is one of the founders of the Company. He is currently serving as Executive Vice President, and has been employed by the Company since 1982 serving in various positions including Vice President of Finance and Administration, Director of Administration, Executive Vice President, Chief Executive Officer, Treasurer and Chief Financial and Accounting Officer. Mr. Wittwer served as Executive Vice-President of R. L. Warner Enterprises from 1978 to 1982. Mr. Wittwer is a Certified Public Accountant and practiced public accounting with Ernst & Young and other certified public accounting firms from 1968 to 1978. Mr. Wittwer has served as a director of the Company since May 1993.


              COMMITTEES OF THE BOARD OF DIRECTORS
                     AND MEETING ATTENDANCE

   The Board of Directors has the responsibility of establishing broad corporate policies and overseeing the overall performance of the Company. Regular meetings of the Board of Directors are held once each quarter, and special meetings are scheduled when required. There were four meetings of the Board of Directors during fiscal 1994. One director attended three of the 1994 Board meetings, and all of the other directors attended all of the meetings.

   The Company has a standing Audit and Budget Committee of the Board of Directors composed of Messrs. Eichner and Morgan. The principal audit-related functions of the Audit and Budget Committee are to consider and recommend the selection of independent public accountants to audit the Company's financial statements, to review the Company's internal accounting policies and controls, to review with the independent public accountants the scope and content of their audit and their recommendations and comments with respect to internal controls and accounting systems, and to reinforce the independence of the independent public accountants. The principal budget-related function of the Committee is to review and recommend for approval the annual budget of the Company. During fiscal 1994, the Audit and Budget Committee held one meeting.

   The Company also has a standing Compensation Committee. Currently, the only member of the Compensation Committee is Mr. Morgan. The functions of the Compensation Committee include reviewing and making recommendations concerning the compensation of executive officers, the granting of stock options to employees, and the compensation policies of the Company. The Compensation Committee held one meeting in 1994.


                     COMPENSATION OF DIRECTORS

   Members of the Board of Directors are paid a quarterly fee of $200 for services as a director. In addition, each director is paid $200 for attendance at each meeting of the Board of Directors and $75 for attendance at each meeting of any committees thereof. During 1994, $15,000 of directors' fees were paid, most of which related to amounts earned in prior years. As of December 31, 1994, $3,150 of directors' fees were accrued and unpaid for 1994.

   In addition to the above remuneration, Mr. Eichner was paid a total of $24,996 for independent consulting services provided to the Company during 1994.

                   CERTAIN SIGNIFICANT EMPLOYEES

   In addition to the directors who also serve as officers, the Company has certain significant employees who are engaged in management positions in its international translation operations, as follows:

   FRANCISCO CIVIT, 35.  Country Manager of ALPNET Spain.  Born in
Barcelona, Mr. Civit is a Telecommunications Engineer and completed his studies at the Engineer of Telecommunications Superior Technical School of Barcelona in 1988. He worked as a Product Manager for Square D Company Spain for several years. Later, he was General Manager of a lighting manufacturing company before joining ALPNET in December of 1991. Mr. Civit is fluent in Spanish and English.

   J. DAVID HOLT, 57. Sales Director of ALPNET U.K. Mr. Holt has over 15 years of experience in the translation services business and has served as U.K. Regional Director. Before joining ALPNET, Mr. Holt spent a number of years doing research and development work and project management of advanced avionic systems for the British Defense Department. Mr. Holt speaks English and German.

   RAYMOND J. KING, 38. Operations Director of ALPNET U.K. Mr. King obtained his Bachelor of Arts degree in German in 1979, with additional studies in French and English. He has been with the U.K. operation for 12 years and presently manages ALPNET U.K.'s international project management team as well as its in-house electronic publishing group. Mr. King speaks English and German.

   GERALDINE LIM, 41. Director of ALPNET Asia. Ms. Lim was born in Singapore and attended both Chinese and English schools developing her talent with languages. Her professional career started in the travel industry in the Far East. In the Singapore Foreign Service, she headed the Consular and Administrative Departments of the Singapore Commission in Hong Kong. Thereafter, she was a freelance journalist. She is currently responsible for ALPNET's Far East operations in Singapore, Hong Kong and Korea. Ms. Lim is fluent in Chinese and English.

   DAVID J. MARSHALL, 33.  Regional Director and Finance Director of
ALPNET U.K. Mr. Marshall graduated with a degree in French and German from the University of Durham in 1984. He qualified as a Chartered Accountant with Arthur Andersen & Co. before joining ALPNET in 1988. Mr. Marshall has operational responsibility over several of the U.K. offices and also coordinates accounting and finance matters between European subsidiaries and U.S. corporate headquarters. Mr. Marshall is fluent in English, French and German.

   DENIS MARTIN, 34. Country Manager of ALPNET France. Born in French Canada, Mr. Martin graduated with a degree in French-English Translation from the Concordia University in 1986. After two years in freelance translation, he joined ALPNET Canada as Medical Translation Manager. He held positions in marketing and production in Canada before moving to France where he took over the management of ALPNET France. Mr. Martin is fluent in French and English.

   DR. FRANCOIS MASSION, 40. Country Manager of ALPNET Germany. Dr. Massion graduated as a translator from the University of Mayence. He obtained his Doctorate at Erlangen University. He worked in Germany for 11 years for a large Munich bank, for Erlangen University, and for a large manufacturing company before joining ALPNET in 1989. Dr. Massion is fluent in French, German and English.

   D. KERRY STUBBS, 40.  Chief Financial Officer, Treasurer, and
Secretary. Mr. Stubbs joined the Company in November 1993 as Vice President Finance. He has been Chief Financial Officer and Treasurer since June 1994 and Secretary since February 1995. His responsibilities include coordinating the international accounting, finance and taxation functions of the Company as well as managing and directing these functions in the U.S. A Certified Public Accountant, he practiced with Ernst & Young for 13 years prior to joining the Company.

   CHRIS VAN KROONENBURG, 47. Business Director, ALPNET U.K. Core Operations. Mr. van Kroonenburg graduated with a degree in Italian and French from the University of London in 1969. He gained international commercial experience with four years in the food importing industry before joining ALPNET in 1974. Based in Croydon, he now heads up the Core Operations department concentrating on expanding and developing the U.K. company's traditional translation market. Mr. van Kroonenburg speaks English, Dutch, Italian and French.

   DANIEL D. VINCENT, 40. Country Manager of ALPNET Canada. Mr. Vincent is a Certified Management Accountant (Canada) and holds an M.B.A. degree from Concordia University and a Bachelor of Business Administration with Honors from Bishops University. Mr. Vincent has been managing ALPNET Canada since 1988. Previously, Mr. Vincent spent three years as Vice President of Finance and Administration at Comp-U-Card Canada, a large telemarketing service, and six years as Corporate Controller/Treasurer for a subsidiary of RCA. Mr. Vincent is fluent in French and English.



                      EXECUTIVE COMPENSATION

   The information set forth below regarding Executive Compensation has been prepared in compliance with the SEC's Regulation S-B. Regulation S-B simplifies ongoing disclosure and filing requirements for qualifying small businesses in an effort to reduce the compliance burdens placed on them by the Federal securities laws. Accordingly, the Company is exempt from some of the expanded executive compensation reporting requirements.

   The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Thomas F.
Seal, the President and Chief Executive Officer of the Company, and the other most highly compensated executive officers (named executives) of the Company, whose total annual salary and bonus exceeded $100,000 in 1994.

                    SUMMARY COMPENSATION TABLE


                                                              Long-Term Compensation

                                   Annual Compensation           Awards          Payouts

                                                  Other               Securities
                                                  Annual  Restricted  Underlying         All other
                                                  Compen-   Stock      Options/   LTIP    Compen-
     Name and                   Salary  Bonus(1) sation(2) Award(s)      SARs    Payouts  sation
Principal Position        Year    ($)      ($)      ($)      ($)          (#)      ($)      ($)

Thomas F. Seal            1994  120,000      0    1,600       0              0      0        0
President and Chief
  Executive Officer       1993  113,420  8,750    1,600       0         50,000      0        0
                          1992  107,000      0    1,600       0         20,000      0        0

John W. Wittwer           1994  118,000      0    1,600       0              0      0        0
Executive Vice President  1993  111,300  8,750      800       0         50,000      0        0
                          1992  105,000      0        0       0         20,000      0        0


(1)    Certain of these amounts were paid in 1994.
(2) Represents directors' fees earned for the respective years.



                       OPTION GRANTS IN 1994

         No options to purchase Common Stock were granted during 1994 to the executives named in the Summary Compensation Table.


                 AGGREGATED OPTION/SAR EXERCISES IN 1994
                 AND DECEMBER 31, 1994 OPTION/SAR VALUES

         The following table sets forth certain information concerning the exercise in 1994 of options to purchase Common Stock by the Executives named in the Summary Compensation Table and the unexercised options to purchase
Common Stock held by such individuals at December 31, 1994.


                                                  Number of               Value of
                                            Securities Underlying        Unexercised
                                                 Unexercised            In-the-Money
                    Shares                     Options/SARs at         Options/SARs at
                   Acquired      Value          12/31/94 (#)          12/31/94 (2) ($)
                 on Exercise  Realized(1)       Exercisable/            Exercisable/
Name                  (#)         ($)          Unexercisable           Unexercisable

Thomas F. Seal         0          0              91,489 / 52,000            0 / 0

John W. Wittwer        0          0             110,000 / 52,000            0 / 0

(1) The value realized equals the aggregate amount of the excess of the fair market value on the date of exercise (the average of high and low prices of Common Stock as reported in the NASDAQ System statistical report for the exercise date) over the relevant exercise price.

(2)       The value is calculated based on the aggregate amount of the excess of the average of the high and low prices of Common Stock as reported in the
          NASDAQ System statistical report for December 31, 1994 ($.3125) over the relevant exercise price(s).  Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option.


                  COMPENSATION PURSUANT TO PLANS

INCENTIVE STOCK OPTION PLAN

   As of December 31, 1994, 136,577 shares were reserved for issuance under the 1981 Incentive Stock Option Plan (the "1981 PLAN"). As of December 31, 1994, an aggregate of 47,677 shares of Common Stock had been issued upon exercise of options granted under the 1981 Plan, and no options were outstanding. No options were granted during 1994. The Company is no longer granting new options under the 1981 Plan primarily because of changes in the U.S. individual income tax laws.



1983 NON-STATUTORY STOCK OPTION PLAN

   The Company originally reserved 800,000 shares of Common Stock for issuance under its 1983 Non-Statutory Stock Option Plan, as amended (the "1983 PLAN"). The 1983 Plan is administered by the Board of Directors (with recommendations from the Compensation Committee), which selects the optionees and determines: (i) the number of shares subject to each option; (ii) when the option becomes exercisable; (iii) the exercise price; and (iv) the duration of the option, which cannot exceed ten years from the date of the grant. The options granted pursuant to the Company's 1983 Plan are reserved for issuance to key employees, executive officers, directors and independent contractors of the Company and its subsidiaries. Generally, the options expire if employment is terminated and are non-transferable except by Will or the laws of descent and distribution as to accrued or vested portions. The Board of Directors may also grant stock appreciation rights ("SAR's") in connection with specific options granted under the 1983 Plan. Each SAR entitles the holder to either cash (in an amount equal to the excess of the fair market value of a share of the Company's Common Stock over the option price of the related option) or Common Stock (with the number of shares issued being determined by dividing the SAR's cash value by the fair market value of a share on the SAR exercise date). SAR's may be granted at the same time options under the 1983 Plan are granted and to holders of previously granted options. In 1988, the initial term of the 1983 Plan expired. The Board of Directors has extended the term of the 1983 Plan to 1998.

   In August 1989, the shareholders of the Company approved a reallocation of 263,423 of the shares originally reserved under the Company's 1981 Incentive Stock Option Plan as additional shares reserved for issuance under the 1983 Plan. Accordingly, the number of shares reserved for issuance under the 1983 Plan at December 31, 1994 was 1,063,423.

   At December 31, 1994, 105,631 shares of Common Stock had been issued upon exercise of options granted under the 1983 Plan, and options to purchase an aggregate of 830,389 shares of the Company's Common Stock (net of exercises and cancellations) were outstanding under the 1983 Plan. No SAR's have been granted under the 1983 Plan.

PROFIT SHARING 401(K) PLAN

   On January 2, 1986, the Company adopted a contributory profit sharing plan ("PLAN") which is designed to meet the requirements for qualification under Section 401(k) of the Internal Revenue Code. The adoption of the Plan was approved by the Board of Directors in November 1985. Under the provisions of the Plan, a covered employee may elect a salary reduction and have an amount equal to the reduction of salary contributed to the Plan for his or her benefit, which contribution is excluded from the covered employee's taxable income. The Company has the discretion to make additional contributions to the Plan for the benefit of the employees. However, the total of the Company's deductible annual contribution may not exceed the lesser of 15% of the employee's annual compensation or $30,000, reduced by such employee's elective deferral of compensation, which may not exceed $9,240 per annum. Company contributions to the Plan were $1,700 in 1994.


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   As of December 31, 1993, the Company's long-term debt to affiliates consisted of the following:
                                                          Thousands of dollars
Secured note payable to H.F. Boeckmann, II, due in quarterly installments commencing March 31, 1994 through June 30, 1996,
   interest at prime plus 1.5% payable monthly                         $1,632

Secured note payable (300,000 Swiss francs) to Michael F. Eichner, due in quarterly installments commencing March 31, 1994 through
   June 30, 1996, interest at 9% payable monthly                          243

Unsecured note payable to NFT Ventures, Inc., due in quarterly installments commencing March 31, 1994 through September 30, 1995,
   interest at prime plus 3% payable quarterly                            175
                                                                        2,050
Less current portion                                                      822
                                                                       $1,228

          In June 1994, the Company completed a capital restructuring with all three of the shareholders holding the debt described above. The agreements with these shareholders provided for the following:

(1) Conversion of the debt owed to H.F. Boeckmann, II and NFT Ventures, Inc. into a new series of Convertible Preferred Stock of the Company;

(2) Deferral of the due dates for repayment of the 300,000 Swiss franc ($243,000) note payable to Michael F. Eichner to 1996 and beyond; and

(3) Elimination of all of the outstanding warrants held by these shareholders to purchase up to 8,390,000 additional shares of the Company's Common Stock.

          The conversion of $1,807,000 of debt ($1,743,000, net of related costs) to preferred shares resulted in the issuance of 584,257 shares of Series C Preferred Stock. H.F. Boeckmann, II, received 527,691 shares and NFT Ventures, Inc. received 56,566 shares. This Preferred Stock is convertible at the option of the shareholders into common shares at a rate of nine common shares for each preferred share, has voting rights as if the preferred shares were already converted, and features a 10% non-cumulative dividend subject to the discretion of the Board of Directors.

          In conjunction with the capital restructuring, the Company entered into a "financial monitoring agreement" with H.F. Boeckmann, II which requires the Company, among other things, to obtain prior approval for major financing transactions, significant asset purchases or sale of a major portion of the Company's assets.

          During 1994 and 1993, the Company paid interest of approximately $40,700 and $122,800, respectively, to Mr. Boeckmann, approximately $19,900 and $19,500, respectively, to Mr. Eichner, and approximately $3,900 and $0, respectively, to NFT Ventures, Inc.

   During 1994 and 1993, the Company paid legal fees totaling approximately $37,000 and $109,000, respectively, to the law firm of Jardine, Linebaugh, Brown & Dunn, a P.C., of which Mr. Leo A. Jardine was Chairman of the Board. Mr. Jardine served as Secretary of the Company and was also a director until January 1995.

   As of December 31, 1994, the Company has a $76,100 unsecured promissory note receivable, bearing interest at prime plus 3%, from J.W. Wittwer, Executive Vice President and director. The note balance was $84,300 at December 31, 1993.


             LITIGATION INVOLVING EXECUTIVE OFFICERS AND DIRECTORS

   No executive officer or director of the Company has been during the past five years, nor is presently, involved in any litigation material to such executive officer's or director's ability to serve as such or as to his integrity.



               RATIFICATION OF SELECTION OF AUDITORS

   Subject to ratification by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has selected the accounting firm of Ernst & Young LLP to serve as auditors of the financial records of the Company and its subsidiaries for the fiscal year ending December 31, 1995. The accounting firm of Ernst & Young LLP, and its predecessors, has been the independent auditor of the Company and its subsidiaries since 1983. If the shareholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will propose other auditors for selection by the Board of Directors.

   One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

   THE SELECTION OF ERNST & YOUNG LLP WILL BE SUBMITTED FOR RATIFICATION
BY THE SHAREHOLDERS AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION.


                    VOTE NECESSARY FOR APPROVAL

   A majority of the outstanding shares of Common Stock and Common Stock equivalents of the Company represented at the annual meeting shall constitute a quorum of the shareholders. Each matter to be voted upon at the annual meeting for which this proxy statement is provided will be approved and adopted if at least a majority of all outstanding shares of Common Stock and Common Stock equivalents of the Company voted at the meeting are cast in favor of such approval and adoption.

                       SHAREHOLDER PROPOSALS

   Any shareholder proposals intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company by November 27, 1995 to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                           OTHER MATTERS

   Neither the Company nor any of the persons named as proxies know of matters other than those stated above to be presented and voted on at the annual meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment on such matters.

                           ANNUAL REPORT

   The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1994 includes the Company's Annual Report on Form 10-K and has been mailed with this proxy statement to shareholders of record as of March 17, 1995, but it is not deemed a part of the proxy soliciting materials.

                       FINANCIAL STATEMENTS

   Financial statements for the Company and its subsidiaries are included in the Annual Report to Shareholders for the Year 1994.

   UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO D. KERRY STUBBS, VICE
PRESIDENT FINANCE, ALPNET, INC., 4444 SOUTH 700 EAST, SUITE 204, SALT LAKE CITY, UTAH, 84107-3075, A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED WITHOUT CHARGE.

                                 By Order of the Board of Directors


                                                    D. Kerry Stubbs
                                                          Secretary
Salt Lake City, Utah
March 27, 1995




                   PROXY FOR 1995 ANNUAL MEETING
                        OF SHAREHOLDERS OF
                           ALPNET, INC.

                  4444 SOUTH 700 EAST, SUITE 204
                 SALT LAKE CITY, UTAH  84107-3075

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas F. Seal and John W. Wittwer, and each of them, as proxies of the undersigned, with full power of substitution and revocation to each of them, for and in the name of the undersigned to vote all shares of Common Stock of ALPNET, Inc. (the "COMPANY"), which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on June 8, 1995, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned below, and
(ii) in the discretion of any proxy upon such other business as may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" 1 AND 2.

  1. ELECTION OF DIRECTORS

o FOR all nominees listed below            o  WITHHOLD AUTHORITY
  (except as marked to the contrary below) To vote for all nominees listed below


     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

  Thomas F. Seal, Michael F. Eichner, James R. Morgan, and John W. Wittwer


  2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS
     INDEPENDENT AUDITORS OF THE COMPANY.

     o  FOR                    o  AGAINST                 o  ABSTAIN



This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION
IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND
OTHERWISE IN THE DISCRETION OF ANY OF THE PROXIES.


                                             Please sign exactly
                                             as your name
                                             appears on the
                                             label to the left.
                                             When shares are
                                             held by joint
                                             tenants, both
                                             should sign.  When
                                             signing as
                                             attorney, executor,
                                             administrator,
                                             trustee or
                                             guardian, please
                                             give full title as
                                             such.  If a
                                             corporation, please
                                             sign full corporate
                                             name by President
                                             or other authorized
                                             officer.  If a
                                             partnership, please
                                             sign in partnership
                                             name by authorized
                                             person.





                                                 Stockholder Signature


DATED this         day of             1995.

PLEASE VOTE, SIGN, DATE, AND RETURN THIS         Stockholder Signature
PROXY USING THE ENCLOSED ENVELOPE.               (Joint Signature if Applicable)